Exhibit 99.1
Unica Announces Financial Results for First Quarter Fiscal 2008
WALTHAM, Mass. — February 6, 2008 — Unica Corporation (Nasdaq: UNCA), a leading global provider of enterprise marketing management (EMM) solutions, today announced financial results for its fiscal first quarter ended December 31, 2007.
For the quarter ended December 31, 2007, the company reported total revenue of $28.5 million, an increase of 20% compared with the first quarter of fiscal 2007. Perpetual license revenue was $11.1 million, an increase of 23%, subscription revenue was $2.7 million, an increase of 19%, and maintenance and services revenue was $14.6 million, an increase of 17%, each compared to the prior year quarter. For the quarter ended December 31, 2007, maintenance revenue on perpetual licenses was $10.6 million, an increase of 12% from the prior year quarter, and services revenue was $4.0 million, an increase of 32% from the prior year quarter.
Yuchun Lee, chief executive officer of Unica Corporation, stated, “We are pleased with the company’s execution during the first quarter, highlighted by solid revenue growth that exceeded the high-end of our guidance. We continue to see solid demand for our suite of Enterprise Marketing Management (EMM) solutions, which was particularly strong internationally in Q1. We believe the market is increasingly evaluating EMM vendors based on their ability to deliver a broad suite of solutions, which we believe favors Unica due to our industry leading product breadth and depth and strong technology architecture.”
Lee added, “In addition, we are also excited with the progress of our newly created, Unica On-Demand business. We believe there is a tremendous growth opportunity at the departmental and mid-tier segment of the EMM market that will augment our overall growth and leadership position.”
For the quarter ended December 31, 2007, Unica reported a loss from operations, in accordance with generally accepted accounting principles (GAAP), of $1.6 million, as compared to a loss from operations of $586,000 for the quarter ended December 31, 2006. GAAP loss from operations includes $1.8 million of non-cash share-based compensation expense and $727,000 of amortization of acquired intangibles. GAAP net loss for the quarter ended December 31, 2007 was $446,000, compared to GAAP net loss of $180,000 in the same period last year. GAAP net loss per diluted share for the quarter ended December 31, 2007 was $0.02 per share, compared to GAAP net loss of $0.01 per diluted share in the same period last year.
For the quarter ended December 31, 2007, non-GAAP income from operations, which excludes non-cash share-based compensation expense and amortization of acquired intangibles, was $882,000, as compared to non-GAAP income from operations of $1.1 million in same period last year. During the quarter ended December 31, 2007, the company incurred professional fees of approximately $640,000 associated with the completion of the previously disclosed restatement of interim financial information for the first three quarters of fiscal 2007.

Based on a 30% non-GAAP effective tax rate, non-GAAP net income was $1.0 million in the quarter ended December 31, 2007, compared to non-GAAP net income of $946,000 for the same period last year. Non-GAAP net income per diluted share was $0.05 in the quarter ended December 31, 2007, compared to $0.04 in the same period last year when the effective non-GAAP tax rate was 44%.
A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.” In addition, all references to financial results for the first fiscal quarter of the prior year are to those results as restated in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007.
As of December 31, 2007, Unica had cash, cash equivalents, and short-term investments of $38.0 million, compared to $38.1 million at September 30, 2007. During the first fiscal quarter, the Company generated $1.1 million in cash from operations, which was offset by capital expenditures and certain financing activities. At December 31, 2007, deferred revenue was $39.3 million, an increase from $38.6 million at the end of the previous quarter.
Ralph Goldwasser, chief financial officer of Unica, said, “While professional fees led to higher-than-anticipated overall expenses for the quarter, the level of investment in the overall business was in-line with our targets. The Company’s enterprise business continues to deliver healthy contribution margins, which provides the profitability and cash flow to fund the investment phase of our newly created Unica On-Demand business. This is a medium-term investment, which we believe is essential in order to realize the significant growth opportunity and recurring revenue sources associated with the on-demand business.”
Additional First Quarter and Recent Business Highlights:
•	Unica continued to achieve success and growth with industry leaders across a broad range of vertical markets, including financial services, communications, insurance, retail, hospitality, technology and manufacturing. New customers added during the first quarter included: Astra Zeneca, Belgacom Mobile, IKEA, Insurance Australia Limited, Kasikorn Bank, Quad Graphics, Inc., Royal Bank of Scotland, Sterling Jewelers, and TACA International Airlines, among others. In addition, the company expanded the scope of its relationship with existing customers, including Aetna Life Insurance Company, Banco Bilbao Vizcaya Argentaria (Latin America), Comcast Cable Communications, Inc., Fifth Third Bank, Monster Worldwide Inc. and Orbitz, LLC.

•	Unica cited as the marketing platform leader in marketing leadership and relationship marketing and as a strong performer in marketing operations in the January 2008 report, “The Forrester Wave™: Enterprise Marketing Platforms, Q1 2008 report.”

•	Peppers & Rogers Group awarded a Unica Affinium® Campaign™and Affinium Leads™ customer it silver 1to1® Impact Award for Marketing Optimization.

•	Within Unica’s On-Demand business, it added customers such as Franklin Templeton Investments, LPL Financial, Phillips Investment Resources, Upromise and Collette Travel, among others, for its web analytics application. In addition, it added customers such as Invesco, Cessna Aircraft Company and McKesson Corporation among others for its Marketing Central MRM solution.

•	Unica continued to expand and deepen its senior executive leadership team with the appointment of Paul McNulty to SVP and Chief Marketing Officer. McNulty brings more than 20 years of technology and international market experience, most recently serving as VP of world wide marketing at Progress Software.
Financial Outlook
Outlook for the second quarter ending March 31, 2008 and fiscal year ending September 30, 2008 are as follows:
Second Quarter of Fiscal Year 2008:
•	Revenue: Targeting between $29 million and $30 million with a certain amount of variability.

•	Non-GAAP Operating Income: Expected to be between $1.5 million and $1.9 million, with a certain amount of variability.

•	Non-GAAP Diluted Earnings Per Share: Expected to be $0.06 to $0.07 based on an estimated weighted average of 21.8 million shares outstanding and an estimated non-GAAP effective tax rate of 30%.
Fiscal Year 2008:
•	Revenue: Targeting between $121 million and $123 million with a certain amount of variability.

•	Non-GAAP Operating Income: Expected to be between $8 million and $9 million, with a certain amount of variability.

•	Non-GAAP Diluted Earnings Per Share: Expected to be $0.31 to $0.34 based on an estimated weighted average of 22.1 million shares outstanding and an estimated non-GAAP effective tax rate of 30%.
The preceding forward-looking information with respect to non-GAAP operating income and earnings per share excludes share-based compensation expense in an estimated amount of approximately $1.8 million and $7.2 million for the second quarter and full year fiscal 2008, respectively. Amortization of acquired intangibles related to previous acquisitions is estimated to be approximately $0.7 and $2.9 million for the second quarter and full year fiscal 2008, respectively.
Conference Call Details
Unica will discuss its quarterly results and related matters via a teleconference today, February 6, 2008 at 5:00 p.m. EST. To access this call, dial 888-240-0602 (domestic) or 913-312-1424 (international). Additionally, a live audio webcast of the conference call will be available through Unica’s web site at http://investor.unica.com.
A replay of this conference call will be available from 8:00 p.m. EST on Wednesday, February 6, 2008 through 11:59 p.m. EST on Wednesday, February 20, 2008 at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 9453227. A replay of the webcast will also be available on the events portion of the Unica web site following the earnings call.

Non-GAAP Financial Measures
Unica has provided in this press release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP operating income, net income, effective tax rate and earnings per share.
Unica uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Unica’s ongoing operational performance. Unica believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Unica’s industry, many of which present similar non-GAAP financial measures to investors. Specifically, on both a historic and a forward-looking basis, these non-GAAP measures exclude:
•	Expense associated with the write-off of in-process research and development and amortization of intangible assets related to acquisitions, as exclusion of these expenses allows comparisons of operating results that are consistent over time for both the company’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•	Expense associated with share-based compensation related to options to purchase common stock, the employee stock purchase plan and restricted stock units because, while share-based compensation is a significant ongoing expense affecting the company’s results of operations, the company’s management excludes share-based compensation from the company’s forecasting and planning process used to allocate resources. In addition, because of varying available valuation methodologies, subjective assumptions and the variety of award types, the company believes that excluding share-based compensation may enable useful comparisons of the company’s operating results to its competitors.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.
About Unica
Unica Corporation (Nasdaq: UNCA) is a leading global provider of enterprise marketing management (EMM) software and services. The most comprehensive EMM suite on the market today, Unica’s Affinium® software streamlines the entire marketing process from analysis and planning to project management, execution and measurement. More than 600 companies worldwide depend on Unica for their enterprise marketing management solution.
Unica is headquartered in Waltham, Mass. with offices around the globe. For more information, visit www.unica.com.
Note to editors: Copyright 2008 Unica Corporation. Unica, the Unica logo, Affinium, MarketingCentral, and NetInsight are registered trademarks of Unica Corporation. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.
Forward-looking Statements

Information provided in this press release contains forward-looking statements that relate to future events and the future financial performance of Unica. These forward-looking statements are based upon Unica’s historical performance and its current plans, estimates and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Unica’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Unica disclaims any obligation to update or revise the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including but not limited to the possibility that the market for enterprise software does not develop as anticipated; lower than expected sales due to competitive factors; the company may not continue to deliver year-over-year growth in revenue and profitability; the company may not continue to generate cash from operations; and the company’s financial projections may be incorrect. These and other important risk factors listed in the company’s most recent Annual Report on Form 10-K could cause Unica’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These filings are available on a web site maintained by the SEC at http://www.sec.gov.
Media contact:
Anne Mathewson
Greenough Communications
617-275-6528
amathewson@greenoughcom.com
Investor contact:
Kori Doherty
ICR
617-956-6730
kdoherty@icrinc.com

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	September 30,
	2007	2007
ASSETS

Current assets:
Cash and cash equivalents	$16,632	$18,493
Short-term investments	21,359	19,614
Accounts receivable, net	28,786	28,058
Prepaid expenses and other current assets	9,621	9,033

Total current assets	76,398	75,198

Property and equipment, net	4,443	4,135
Goodwill and other acquired intangible assets, net	35,333	36,066
Other assets	5,818	5,949

Total Assets	$121,992	$121,348

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,607	$2,366
Accrued expenses	16,512	17,431
Short-term deferred revenue	36,518	34,946

Total current liabilities	55,637	54,743

Long-term deferred revenue	2,793	3,686

Total liabilities	58,430	58,429

Stockholders’ equity	63,562	62,919

Total liabilities and stockholders’ equity	$121,992	$121,348

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,
	2007	2006
		(as restated)

Revenue
License	$11,145	$9,031
Maintenance and services	14,589	12,465
Subscription	2,730	2,302

	28,464	23,798
Costs of revenue:
License	803	567
Maintenance and services	6,237	3,883
Subscription	209	149

Total cost of revenue	7,249	4,599

Gross profit	21,215	19,199
Operating expenses:
Sales and marketing	11,761	9,213
Research and development	5,947	4,996
General and administrative	4,994	3,939
Restructuring charges	(266)	1,244
Amortization of acquired intangible assets	393	393

Total operating expenses	22,829	19,785

Loss from operations	(1,614)	(586)
Other income, net	581	538

Loss before income taxes	(1,033)	(48)
Provision (benefit) from income taxes	(587)	132

Net loss	$(446)	$(180)

Net loss per common share:
Basic	$(0.02)	$(0.01)

Diluted	$(0.02)	$(0.01)

Shares used in computing net loss per common share:
Basic	20,131	19,640

Diluted	20,131	19,640

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Three Months Ended December 31,
	2007	2006
		(as restated)
Cash flows from operating activities:
Net income	$(446)	$(180)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment and amortization of capitalized software	494	269
Amortization of acquired intangible assets	727	670
Share-based compensation	1,769	1,059
Excess tax benefits from share-based compensation	37	(374)
Deferred tax benefits	117	34
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable, net	(679)	(5,980)
Prepaid expenses and other current assets	(583)	(3,911)
Other assets	190	331
Accounts payable	239	383
Accrued expenses	(1,382)	1,678
Deferred revenue	600	2,546

Net cash provided by (used in) operating activities	1,083	(3,475)
Cash flows from investing activities:
Purchase of property and equipment	(763)	(375)
Cash collected from license acquired in acquisition	41	—
Sales and maturities of short-term investments	12,155	4,751
Purchases of short-term investments	(13,901)	(12,360)
Increase in restricted cash	—	(5)

Net cash used in investing activities	(2,468)	(7,989)
Cash flows from financing activities:
Proceeds from exercises of stock options and employee stock plan purchases	38	148
Excess tax benefits from share-based compensation	(37)	374
Common stock repurchased under employee stock plans	—	(300)
Payment of withholding taxes in connection with settlement of restricted stock units	(478)	—

Net cash provided by (used in) financing activities	(477)	222
Effect of exchange rate changes on cash and cash equivalents	1	100

Net decrease in cash and cash equivalents	(1,861)	(11,142)
Cash and cash equivalents at beginning of period	18,493	30,501

Cash and cash equivalents at end of period	$16,632	$19,359

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	Three Months Ended
	December 31,
	2007	2006

Non-GAAP financial measures and reconciliation:

GAAP loss from operations	$(1,614)	$(586)
Add: Share-based compensation	1,769	1,059
Amortization of acquired intangible assets	727	670

Non-GAAP income from operations	$882	$1,143

GAAP loss before income taxes	$(1,033)	$(48)
Add: Share-based compensation	1,769	1,059
Add: Amortization of acquired intangible assets	727	670
Adjusted provision for income taxes	(439)	(735)

Non-GAAP net income	$1,024	$946

Diluted non-GAAP net income per share	$0.05	$0.04

Shares used in diluted per share calculation:	21,750	21,121

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED SUMMARY OF SHARE-BASED COMPENSATION EXPENSE AND
AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS
(In thousands)

	Three Months Ended December 31,
	2007	2006
Share-based compensation:
Cost of license	$12	$—
Cost of maintenance and services revenue	197	89
Sales and marketing expense	654	276
Research and development expense	334	208
General and administrative expense	572	486

Total share-based compensation expense	$1,769	$1,059

Amortization of acquired intangible assets:
Cost of license revenue	$333	$276
Operating expenses	394	394

Total amortization of acquired intangible assets	$727	$670